Exhibit 99.1

PRESS RELEASE

AnalogicTech Announces Response to Skyworks Latest Accusations

Santa Clara, CA – September 20, 2011 – Advanced Analogic Technologies, Inc. (the “Company”) (Nasdaq: AATI) today announced its response to the latest purported notice of breach made by Skyworks Solutions, Inc. (Skyworks) on September 19, 2011. In its response, AnalogicTech noted that there was no basis for Skyworks to claim a material adverse effect, and that Skyworks does not purport that a material adverse effect has occurred. AnalogicTech further noted that Skyworks notice was devoid of any specific facts as to the basis of its claim of breach. AnalogicTech stated that the notice contained no facts supporting the claim, because no such facts exist. AnalogicTech remains committed to the completion of the transaction.

The Company cannot provide further commentary beyond the information that is in the SEC filings and will continue to keep investors updated through appropriate disclosures.

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For More Information

Investor Contacts:

Lisa Laukkanen

The Blueshirt Group

415-217-4967

About Advanced Analogic Technologies, Inc.:

Advanced Analogic Technologies Incorporated (AATI), or AnalogicTech, develops advanced semiconductor system solutions that play a key role in the continuing evolution of feature-rich, energy efficient electronic devices. The company focuses on addressing the application-specific power management needs of consumer devices such as mobile handsets, digital cameras, tablets, notebooks, TV and LCD displays as well as devices in a broad range of industrial, medical and telecom applications. AATI also licenses device, process, package, and application-related

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technologies. Headquartered in Silicon Valley, AATI has design centers in Santa Clara and Shanghai, and Asia-based operations and logistics. For more information, please visit www.analogictech.com.

Additional Information and Where to Find It

Skyworks filed a Registration Statement on Form S-4 containing a Preliminary Proxy Statement/Prospectus and other documents concerning the proposed merger with the Securities and Exchange Commission (“SEC”) and also plans to file with the SEC a Registration Statement on Form S-8 in connection with the transaction and AATI plans to file with the SEC and mail to its stockholders a definitive Proxy Statement/Prospectus in connection with the transaction. The Registration Statements and the Proxy Statement/Prospectus contain (or will contain when each becomes available) important information about Skyworks, AATI, the transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENTS AND PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN EACH BECOMES AVAILABLE. Investors and security holders may currently obtain a copy of the Registration Statement on Form S-4 and Preliminary Proxy Statement/Prospectus and will be able to obtain free copies of the Registration Statements and the definitive Proxy Statement/Prospectus (when each becomes available) and other documents filed with the SEC by Skyworks and AATI through the website maintained by the SEC at http://www.sec.gov. In addition, investors and security holders may also obtain free copies of the Registration Statements and Proxy Statement/Prospectus from Skyworks by contacting Skyworks’ Investor Relations at (949) 231-4700, or by accessing Skyworks’ investor relations website at http://www.skyworksinc.com; or from AATI by contacting AATI’s Investor Relations at The Blueshirt Group, Lisa Laukkanen, at (415) 217-4967 or by accessing AATI’s investor relations website at http://www.analogictech.com.

Participants in the Solicitation

Skyworks and AATI, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information about the directors and executive officers of Skyworks and AATI are set forth in Skyworks’ and AATI’s most recent Form 10-K/A, which were filed with the SEC on January 31, 2011 and May 2, 2011, respectively, as well as Skyworks’ proxy statement dated, and filed with the SEC on, April 7, 2011. Investors may obtain additional information regarding the interest of Skyworks and its directors and officers, and AATI and its directors and executive officers in the proposed transaction, by reading the Registration Statements and Proxy Statement/Prospectus regarding the transaction when each becomes available.

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